                                                               Exhibit (a)(5)(I)


NTT Communications                                                 POWERED BY
                                                                   VERIO


                                                  NTT Communications Corporation
                                                                      Verio Inc.
                                                                    May 29, 2000


FOR IMMEDIATE RELEASE

               NTT Communications to Expand OCN Hosting Service
                        Through Cooperation with Verio

NTT Communications Corporation (NTT Com) today announced that it will start provisioning of hosting service OCN Mail & Web this June in Japan, through cooperation with Verio Inc. (Nasdaq: VRIO) This service will be appropriate for small- and medium-size businesses and SOHOs, whose need for information technology (IT) is rising rapidly. Verio is the world's largest web hosting company and a leading provider of comprehensive e-business solutions.

NTT Com has been providing hosting services, such as Original Domain Web, to subscribers of its OCN Internet connection service. With the introduction of Verio's superb hosting technology, dubbed Powered by Verio Program*1, OCN Mail & Web realizes low-cost, high-function hosting service. NTT Com also enhanced functions of its existing OCN Original Domain Mail, which has been renamed as PowerMail, to provide comprehensive IT support for small- to medium-sized offices.

In the future, NTT Com will seek to further expand OCN's hosting services by using Verio's global, wide-range, latest web-solution technology.

NTT Com today applied to the Minister of Posts and Telecommunications to commence the service starting in June.

NTT Com announced on May 17 that it will make a tender offer to acquire all of the outstanding stock of Verio Inc. Preparations for the offer are now being made. Following the acquisition, the two firms' services would be integrated to further enrich outsourcing data center services that support corporate e-business, such as e-commerce platform, enhanced content delivery, and today's hosting services.


Service Characteristics

OCN Web & Mail service is a low-cost, high-functioning hosting service that supports IT environments for small- to medium-size businesses and SOHOs, by using Verio's service platform. SOHOs and small- to medium-size businesses, by outsourcing their server maintenance and management, can obtain a web site and email addresses with an original domain name at low cost. Also, cost reduction and business expansion is possible with the use of effective IT.

The service also helps firms that already possess an original domain name, web site, or email address to lower their costs and enhance the quality and efficiency of their IT networks.

Service Outline

Using the cutting-edge hosting technology of Powered by Verio Program, three types of services are provided. OCN Mail & Web offers web hosting and mail hosting for SOHOs and small- to medium-size offices. Three plans are available under the OCN Mail & Web and customers can choose them according to their usage patterns. Also, Entry 7, a homepage construction tool for entry-level users is available. Domain Alias, a domain transfer service, is available for customers with multiple domains or newly changed domain names.

The existing Original Domain Mail, which is provided only for users of OCN Economy and other services, will be renamed PowerMail and given expanded functions for a full-scale email environment, at lower costs.


1. OCN Mail & Web (Basic Plan)

 . Contents
OCN Mail & Web is a low-cost, multi-function hosting service. The following three plans, which are useful for business and include everything from web hosting to mail hosting, are available:

a) Mail & Web 30: plan for SOHO market and simple home pages
b) Mail & Web 100: plan for small- to medium-size businesses that will use the service on a full scale
c) Mail & Web 200: plan for sites where there is a great deal of user access or employees

With the available disk volume of each plan, users may freely distribute volume between email and the web according to their needs.

 . Charges

-------------------------------------------------------------------------
                 Number of Email    Disk     Data Transfer     Monthly
Plan                 Accounts      Space         Space*        Charges
-------------------------------------------------------------------------
Mail & Web 30          10           30 MB         2 GB          4,800 yen
-------------------------------------------------------------------------
Mail & Web 100         50          100 MB         3 GB          9,800 yen
-------------------------------------------------------------------------
Mail & Web 200        100          200 MB         5 GB         25,000 yen
-------------------------------------------------------------------------

*: In case the data transfer space exceeds the maximum amount allowed for each plan, 10 yen per 1 MB will be charged.

 . Functions
a) Usage of common gateway interface (CGI) made by users. Complex CGI, such as the shopping cart function, is also available
b) Deals with information encryption and secure sockets layer (SSL) to guard against information theft
c) Database function for product management
d) Access limitation function to limit access from unspecified general users, such as in the case of members-only sites
e) Full-scale e-commerce service: Combines use with "Livuy" e-settlement service and "Calle" small-sum settlement service via user's monthly phone bill
f) Basic email functions
Note: Available functions will differ according to the plan.


2. PowerMail (High-Quality Email Service)

 . Content
This high-quality service secures disk space solely for email. It provides the same function as Mail ON*2, a popular function of the OCN service. PowerMail allows all of its users access to Original Domain Mail, which was previously limited only to OCN Economy users. Also, the number of available email accounts has been expanded to a maximum of 100.

 . Charges

------------------------------------------------------------------
Plan               Number of Email Accounts        Monthly Charges
------------------------------------------------------------------
PowerMail 10                 10                     4,800 yen
------------------------------------------------------------------
PowerMail 20                 20                     6,100 yen
------------------------------------------------------------------
PowerMail 30                 30                     7,400 yen
------------------------------------------------------------------
PowerMail 40                 40                     8,700 yen
------------------------------------------------------------------
PowerMail 50                 50                    10,000 yen
------------------------------------------------------------------
           1,300 yen each for additional 10 mail accounts
------------------------------------------------------------------
PowerMail 100               100                    16,500 yen
------------------------------------------------------------------

 . Functions
a) Mobile phone compatible function with wireless application protocol (WAP) terminals and i-mode from NTT DoCoMo
b) Mail filtering function (ex. to delete unnecessary email)
c) Function that allows users to check email via the web even from outside the office

3. Entry 7 (Simple Homepage Construction Service)

 . Content
This service allows computer novices to easily construct an Internet website of seven pages in length by using a template and answering a questionnaire.

 . Charges

--------------------------------------------------------------------
            Number of Email     Disk     Data Transfer     Monthly
Plan            Accounts       Space        Space*         Charges
--------------------------------------------------------------------
Entry-7           5            10 MB          1 GB         3,500 yen
--------------------------------------------------------------------

*: In case the data transfer space exceeds the maximum amount allowed for each plan, 10 yen per 1 MB will be charged.

4. Domain Alias (Domain Transfer Service)

 . Contents

This service enables transfer of customer email and URLs. This service is appropriate when the customer would like end-users to access the same homepage with multiple domain names, or when the customer wants end-users to access both domains even after a change of domain.

 . Charges

--------------------------------------------------------
                Number of Email       Disk      Monthly
Plan                Accounts         Space      Charges
--------------------------------------------------------
Domain Alias    Transfer of one      1 MB      2,500 yen
                account possible
--------------------------------------------------------


5. Other (Options)

As an option, the number of email accounts and disk space can be increased for OCN Mail & Web, Entry 7 and Domain Alias.

-------------------------------------------------------------------------------
                     Additional Unit     Monthly Charge     Maximum
-------------------------------------------------------------------------------
Number of EMail      per account         50 yen             Up to 50 additional
 Accounts                                                    email accounts
-------------------------------------------------------------------------------
Disk Space           per 5 MB            400 yen            Up to an additional
                                                             100 MB
-------------------------------------------------------------------------------

Notes:

*1 Powered by Verio Program:
Under this program, customers are supplied with Verio's leading web hosting service platform, thereby allowing them to in turn provide services to their customers.

*2 Mail ON function:

Email option function provided for the OCN service. It enables email transmission and reception while outside the office, wherever Internet connection is available. Filtering email by subject or sender, and automatic transfer are also possible, as is downloading, sending and receiving email via NTT DoCoMo's i-mode system.




                                      For further information, please contact:

                                      Mr. Koki Inoue or Mr. Naokazu Yonezu
                                      Corporate Users Business Division
                                      NTT Communications Corporation
                                      Telephone: +81 (3) 3506-1313
                                      E-mail: ocnhosting@ntt.ocn.ne.jp

                                      Mr. Fuyuki Natsumeda or Mr. Tomoyuki Okuda
                                      Public Relations Office
                                      NTT Communications Corporation
                                      Telephone: +81 (3) 3500-8020
                                      E-mail: info@ntt.com

                                      Ms. Mona Peloquin
                                      Verio Media Contact
                                      Verio Inc.
                                      Telephone: +1 (303) 645-1961
                                      E-mail: mpeloquin@verio.net